SEVENTH AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This Seventh Amendment to Construction Loan Agreement is dated as of the 1st day of March, 2010, and is by and between RED TRAIL ENERGY, LLC, a North Dakota limited liability company (“BORROWER”), and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, the BANK and BORROWER executed a written Construction Loan Agreement dated as of December 16, 2005 (“AGREEMENT”).

Now, Therefore, in consideration of the AGREEMENT, and their mutual promises made herein, BANK and BORROWER agree as follows:

1.           Terms which are typed herein as all capitalized words and are not defined herein shall have same meanings as when described in the AGREEMENT.

2.           BORROWER acknowledges it failed to comply with certain covenants contained in the AGREEMENT including, without limitation, Sections 6.2.1, and 6.2.4 as of September 30, 2009 and Section 6.2.2 as of December 31, 2009,.  BANK waives BORROWER's compliance with Sections 6.2.1 and 6.2.4 of the AGREEMENT as of September 30, 2009 and all prior periods and with Section 6.2.2 as of December 31, 2009.  The parties agree that BANK has NOT waived BORROWER's compliance with such covenants after such dates.

3.           Effective immediately, Section 1.11  of the AGREEMENT is amended to read as follows:

1.11           "EBITDA" means Earnings Before Interest, Taxes, Depreciation and Amortization, all experienced during the applicable reporting period, but to exclude extraordinary items, such as changes in market value of SWAP CONTRACTS from the calculation.

4.           Effective immediately, Section 1.14 of the AGREEMENT is amended to read as follows:

1.14  "FIXED CHARGE COVERAGE RATIO" means the ratio derived when comparing (i) EBITDA plus any capital amount raised through BORROWER's Corn Procurement Program or outside equity raise, less capital expenditures, distributions, and taxes, to (ii) BORROWER's scheduled payments on the principal and interest of all OBLIGATIONS and SUBORDINATED DEBT made during the applicable reporting period.

5.           Effective immediately,  Section 1.29 of the AGREEMENT is amended to read as follows:

1.29           "NET WORTH" means total assets less total liabilities (but BORROWER's interest rate value of SWAP CONTRACTS need not be deducted) and less the following types of assets: (1) leasehold improvements; (2) receivables (other than those created by sale of goods) to a member and other investments in or amounts due from any member, employee or other person or entity related to or affiliated with the BORROWER); (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible, and (4) treasury stock. NET WORTH shall not include any debt due to BORROWER not acceptable to BANK in the exercise of its reasonable discretion, but SUBORDINATED DEBT and liabilities relating to SUBORDINATED DEBT need not be deducted.

6.           Effective immediately, Section 1.40 of the AGREEMENT is amended to read as follows:

1.40           "WORKING CAPITAL" means current assets (less investments in or other amounts due from any member, employee or any person or entity related to or affiliated with the BORROWER and prepayments), plus the amount available to BORROWER for drawing under LONG TERM REVOLVING NOTE, less current liabilities.  Such term shall NOT include any amounts resulting from interest rate value of SWAP CONTRACTS, nor SUBORDINATED DEBT, nor EXCESS CASH FLOW amounts.

7.           Effective immediately, Section 2.5 of the AGREEMENT is amended to read as follows:

2.5           TERM LOAN.  The existing balance on the CONSTRUCTION LOAN, including any advance made to increase WORKING CAPITAL, as of COMPLETION DATE will be restated and said balance will be paid by four promissory notes, hereafter called "FIXED RATE NOTE", "2007 FIXED RATE NOTE", "VARIABLE RATE NOTE", and "LONG TERM REVOLVING NOTE".  These TERM NOTES evidence "TERM LOANS".  Payments on such TERM NOTES shall be as follows:

On the sixteenth day of every third month, commencing three months after COMPLETION DATE, BORROWER shall pay to BANK the scheduled principal payment shown in Schedule I, attached hereto and by this reference made a part hereof, plus accrued interest on FIXED RATE NOTE, together with the scheduled principal payment shown in Schedule II, attached hereto and to the 2007 FIXED RATE NOTE, by this reference made a part hereof, plus accrued interest on the 2007 FIXED RATE NOTE.

In addition, on the sixteenth day of every third month, commencing three months after COMPLETION DATE, BORROWER shall pay $634,729.57 to BANK, which shall be allocated as follows:
a.   first to accrued interest on LONG TERM REVOLVING NOTE;
b.   next to accrued interest on VARIABLE RATE NOTE;
c.   next to principal on VARIABLE RATE NOTE;

After VARIABLE RATE NOTE has been fully paid, such quarterly payments shall be allocated first to accrued interest on LONG TERM REVOLVING NOTE, and thence to principal, reducing available revolving loan capacity up to an amount of $4,116,339.68, and thence to principal on the 2007 FIXED RATE NOTE.  All unpaid principal and accrued interest under the TERM LOANS shall be due and payable on LOAN TERMINATION DATE, if not sooner paid.

8.           Section 2.15 of the AGREEMENT is hereby deleted in its entirety.

9.           Effective immediately, Section 6.2.1 of the AGREEMENT is amended to read as follows:

6.2.1   The BORROWER shall maintain a FIXED CHARGE COVERAGE RATIO, measured on a rolling four quarters trailing basis at the end of each full fiscal quarter, of no less than 1.25:1.0.  The FIXED CHARGE COVERAGE RATIO shall be tested by the BANK quarterly on a fiscal quarter basis and shall be measured as follows for the first three calendar quarters after June 30, 2009:

first calendar quarter:  on a rolling one quarter basis at the end of the calendarquarter;

second calendar quarter:  on a rolling two quarter basis at the end of each calendarquarter;

third calendar quarter; on a rolling three quarter basis at the end of each calendarquarter.

10.           Effective immediately, Section 6.2.2 of the AGREEMENT is amended to read as follows:

6.2.2   The BORROWER shall maintain NET WORTH of not less than $38,000,000.00 at all times, commencing as of December 31, 2009.  The required minimum NET WORTH of BORROWER, which is to be measured continuously, shall be required in the following amounts during the stated periods:

Minimum NET WORTH:	Between:
$40,000,000.00	January 31, 2010 and March 30, 2010
$41,000,000.00	March 31, 2010 and June 29, 2010
$42,000,000.00	June 30, 2010 and September 29, 2010
$43,000,000.00	September 30, 2010 and December 30, 2010

and

as of December 31, 2010, BORROWER shall maintain NET WORTH of no less than $44,000,000.00.  Subsequent to December 31, 2010, the required minimum NET WORTH shall increase each fiscal year by an amount equal to the greater of (a) $250,000, or (b) the amount of undistributed earnings accumulated during the fiscal year just ended, but not including allowable distributions attributable to the just ended fiscal year's earnings.

11.           Effective immediately, Section 6.2.3 of the AGREEMENT is amended to read as follows:

6.2.3 The BORROWER shall determine, at each fiscal year end following COMPLETION DATE, the amount of its EXCESS CASH FLOW for said fiscal year, and at the time of delivery of the audited financial statements required by 6.1.1 of this AGREEMENT, pay to BANK fifty percent (50%) of such sum, to be applied to the outstanding principal amount of VARIABLE RATE NOTE, and after VARIABLE RATE NOTE is repaid, to LONG TERM REVOLVING NOTE to reduce the principal balance, correspondingly reducing available revolving loan capacity up to an amount of $4,116,339.68, thence to principal of the 2007 FIXED RATE NOTE.   Such annual payment shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT. No payment of EXCESS CASH FLOW shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.

12.           Effective immediately, Section 6.2.4 of the AGREEMENT is amended to read as follows:

6.2.4    BORROWER shall maintain a minimum WORKING CAPITAL of $5,000,000.00, measured monthly.  For the purpose of this covenant, the amount of any available borrowing under LONG TERM REVOLVING NOTE shall constitute an addition to WORKING CAPITAL.

13.           BORROWER received $4,116,339.68 of advances under the CONSTRUCTION NOTE, which sum has been held by BANK until BORROWER reached a settlement with its GENERAL CONTRACTOR on certain disputes between them.  BORROWER hereby requests BANK to apply such $4,116,339.68 to the principal balance outstanding on the LONG TERM REVOLVING NOTE.  BORROWER will continue its negotiations with its GENERAL CONTRACTOR but agrees not to enter into any binding settlement agreement with such GENERAL CONTRACTOR without giving BANK the opportunity to review the terms thereof nor without BANK's express approval of the provisions of any such settlement agreement, which approval will not be unreasonably withheld.  Following such approval by BANK, such proceeds applied to the LONG TERM REVOLVING NOTE will not be available for use by the BORROWER for any purpose other than settlement obligations with its GENERAL CONTRACTOR unless written consent is provided by BANK and conditions of Section 4.3 of this AGREEMENT have been met in their entirety.

14.  Effective immediately, Section 6.3.16 of the AGREEMENT is amended to read as follows:

6.3.16   BORROWER shall use its commercially reasonable efforts to develop and implement no later than December 31, 2010, BORROWER's Corn Procurement Program or alternative Capital Raise under terms and structure acceptable to BANK.

15.           For any INTEREST PERIOD during which the Three Month LIBOR INDEX RATE is above one (1%) percent per annum, BORROWER agrees to pay the BANK an amount determined by the difference between the LIBOR INDEX RATE for the INTEREST PERIOD and one (1%) percent per annum multiplied by the average outstanding balance for each of the TERM NOTES divided by the amount of the days for the applicable INTEREST PERIOD, not to exceed one (1%) percent.  BORROWER agrees to pay such amount to the BANK, to be applied to reduce principal balance of the TERM NOTES, beginning April 16, 2010 for the subsequent INTEREST PERIOD and quarterly thereafter.  The BORROWER's obligation to make such payments as are described in this paragraph are hereinafter called "1% FEES".

16.           BORROWER acknowledges and agrees that BANK, in its sole discretion, may modify the interest rate terms for the LONG TERM REVOLVING NOTE, VARIABLE RATE NOTE, SWAP NOTE, and 2007 SWAP NOTE to Three Month LIBOR RATE plus 500 basis points with a six (6%) percent per annum interest rate floor.  Upon execution of such modification by BANK, BORROWER's obligation to pay 1% FEES is extinguished.

17.           BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of execution hereof, except as set forth in paragraph 2, above.

18.           Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

19.           This AGREEMENT may be executed in any number of counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

IN WITNESS whereof the parties set their hands as of the date first written above.

First National Bank of Omaha		Red Trail Energy, LLC

By:	/s/ Andrew Wong	By:	/s/ Frank Kirschenheiter
	Andrew Wong	Name:	Frank Kirschenheiter
	Commercial Loan Officer	Title:	Treasurer

And

		By:	/s/ Jody Hoff
		Name:	Jody Hoff
		Title:	Vice Chairman

STATE OF NORTH DAKOTA	)
	)	ss.
COUNTY OF STARK	)

On this _30__ day of _March___________, 2010, before me, the undersigned Notary Public, personally appeared _Frank Kirschenheiter____________, the Treasurer_____ of Red Trail Energy, LLC, on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

/s/ DeEll Hoff
Notary Public

STATE OF NORTH DAKOTA	)
	)	ss.
COUNTY OF STARK	)

On this _30_ day of _March_____________, 2010, before me, the undersigned Notary Public, personally appeared _Jody Hoff________________________, the Vice Chairman_____ of Red Trail Energy, LLC, on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

/s/ DeEll Hoff
Notary Public

SCHEDULE "I" TO SWAP NOTE

AMORTIZATION SCHEDULE – U.S. RULE (NO COMPOUNDING), 360 DAY YEAR

Red Trail Energy Swap Note Principal Schedule for Payments

AMORTIZATION SCHEDULE - U.S. Rule (no compounding), 360 Day Year

	Date	Beginning Balance	Principal
Loan	4/16/2007	27,605,870.00	
1	7/16/2007		471,576.51
2	10/16/2007		474,814.49
2007 Totals			946,391.00
3	1/16/2008		483,778.46
4	4/16/2008		498,283.07
5	7/16/2008		507,587.85
6	10/16/2008		511,901.41
2008 Totals			,001,550.79
7	1/16/2009		521,565.55
8	4/16/2009		541,317.96
9	7/16/2009		546,473.46
10	10/16/2009		551,948.44
2009 Totals			2,161,305.41
11	1/16/2010		562,368.63
12	4/16/2010		581,987.59
13	7/16/2010		588,354.42
14	10/16/2010		595,080.30
2010 Totals			2,327,790.94
15	1/16/2011		606,314.77
16	4/16/2011		625,790.00
17	7/16/2011		633,461.48
18	10/16/2011		641,534.61
2011 Totals			2,507,100.86
19	1/16/2012		653,646.08
20	4/16/2012		669,476.36
2012 Totals			1,323,122.44

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#MGWL_267489_14.DOC

SCHEDULE II

12/19/2007 8:20 AM Page 1

	Date	Beginning Balance	Principal Payment	
Loan	12/11/2007	10,000,000.00		
1	1/16/2008		285,183.83	
2	4/16/2008		182,995.86	
3	7/16/2008		186,511.41	
4	10/16/2008		188,121.60	
2008 Totals				842,812.70
5	1/16/2009		191,775.34	
6	4/16/2009		199,285.44	
7	7/16/2009		201,221.24	
8	10/16/2009		203,278.78	
2009 Totals				795,560.80
9	1/16/2010		207,226.90	
10	4/16/2010		214,694.68	
11	7/16/2010		217,097.72	
12	10/16/2010		219,638.08	
2010 Totals				858,657.38
13	1/16/2011		223,903.94	
14	4/16/2011		231,326.03	
15	7/16/2011		234,233.37	
16	10/16/2011		237,294.85	
2011 Totals				926,758.19
17	1/16/2012		241,903.64	
18	4/16/2012		6,334,307.29	
2012 Totals				6,576,210.93